UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2022

EVERCOMMERCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40575	81-4063248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)

(720) 647-4948
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2022, Jonathan Durham resigned from the Board of Directors (the “Board”) of EverCommerce Inc. (the “Company”), effective on such date. Mr. Durham was designated to serve on the Company’s Board of Directors by SLA CM Eclipse Holdings, L.P. and certain affiliated entities (“Silver Lake”) pursuant to the Stockholders Agreement between the Company, Silver Lake and Providence Strategic Growth II L.P. and certain affiliated entities, dated June 30, 2021 (the “Stockholders Agreement”). Mr. Durham’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board has elected John Rudella to the Company’s Board, effective June 17, 2022, to fill the vacancy created by Mr. Durham’s resignation. Mr. Rudella was designated to serve on the Board by Silver Lake, consistent with the Stockholders Agreement.

Mr. Rudella, 51, is a Director of Silver Lake, which he joined in 2014. Prior to joining Silver Lake, Mr. Rudella served as a U.S. Navy SEAL where he held a variety of leadership positions, worked in technology development, and made multiple deployments to Africa and the Middle East. Mr. Rudella holds a B.S. in Aeronautical Engineering from the U.S. Naval Academy and a M.S. from the Industrial College of the Armed Forces. Mr. Rudella currently serves on the board of directors of First Advantage Corporation and the Station Foundation. He previously served on the board of Ancestry.com. The Company believes Mr. Rudella is qualified to serve on the Board due to his financial and leadership experience, as well as his public company board experience.

Mr. Rudella has waived participation in the Company’s Non-Employee Director Compensation Program. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Rudella.

Concurrent with the effectiveness of Mr. Durham’s resignation, Penny Baldwin-Leonard was appointed to the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCOMMERCE INC.

Date: June 17, 2022	By:	/s/ Lisa Storey
Lisa Storey
General Counsel